                                                                    Exhibit 10.8

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           DRESSER-RAND HOLDINGS, LLC
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                                                                               .
                                                                               .
                                Table of Contents

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                                    ARTICLE I
                               ORGANIZATION, ETC.
Section 1.1      Continuation..................................................1
Section 1.2      Company Name..................................................1
Section 1.3      Authorized Persons............................................2
Section 1.4      Term of Company...............................................2
Section 1.5      Registered Agent and Office...................................2
Section 1.6      Principal Place of Business...................................2
Section 1.7      Fiscal Year; Taxable Year.....................................2

                                   ARTICLE II
                        PURPOSE AND POWERS OF THE COMPANY

Section 2.1      Purpose.......................................................2
Section 2.2      Powers of the Company.........................................3
Section 2.3      Certain Tax Matters...........................................3

                                   ARTICLE III
                         MEMBERS AND INTERESTS GENERALLY

Section 3.1      Powers of Members.............................................3
Section 3.2      Interests Generally...........................................3
Section 3.3      Meetings of Members...........................................4
Section 3.4      Business Transactions of a Member with the Company............6
Section 3.5      No Cessation of Membership upon Bankruptcy....................6
Section 3.6      Noncompetition; Confidentiality and Nonsolicitation...........6
Section 3.7      "Blue Pencil"................................................10
Section 3.8      Other Business for Managing Members and First Reserve........10
Section 3.9      Additional Members...........................................10

                                   ARTICLE IV
                                   MANAGEMENT

Section 4.1      The Managing Members.........................................11
Section 4.2      Action of the Managing Members...............................11
Section 4.3      Managing Members as Agents...................................12
Section 4.4      Actions and Determinations of the Company....................12
Section 4.5      Officers.....................................................12
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                                    ARTICLE V
              INVESTMENT REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1      Representations, Warranties and Covenants of Members.........12
Section 5.2      Additional Representations and Warranties of Management
                 Members......................................................14

                                   ARTICLE VI
                     CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS

Section 6.1      Capital Accounts.............................................15
Section 6.2      Initial Capital Contributions................................15
Section 6.3      Additional Capital Contributions.............................15
Section 6.4      Negative Capital Accounts....................................16

                                   ARTICLE VII
                  ADDITIONAL TERMS APPLICABLE TO PROFITS UNITS

Section 7.1      Certain Terms................................................16
Section 7.2      Effects of Termination of Employment on Profits Units........17

                                  ARTICLE VIII
                                   ALLOCATIONS

Section 8.1      Book Allocations of Net Profit and Net Loss..................19
Section 8.2      Special Book Allocations.....................................20
Section 8.3      Tax Allocations..............................................20

                                   ARTICLE IX
                                  DISTRIBUTIONS

Section 9.1      Distributions Generally......................................21
Section 9.2      Distributions In Kind........................................21
Section 9.3      No Withdrawal of Capital.....................................21
Section 9.4      Withholding..................................................22
Section 9.5      Restricted Distributions.....................................22
Section 9.6      Tax Distributions............................................22
Section 9.7      Transaction Costs............................................23

                                    ARTICLE X
                                BOOKS AND RECORDS

Section 10.1     Books, Records and Financial Statements......................23
Section 10.2     Filings of Returns and Other Writings; Tax Matters
                 Partner......................................................23
Section 10.3     Accounting Method............................................24
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                                   (continued)

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                                   ARTICLE XI
                   LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 11.1     Liability....................................................24
Section 11.2     Exculpation..................................................24
Section 11.3     Elimination of Fiduciary Duties..............................25
Section 11.4     Indemnification..............................................25
Section 11.5     Expenses.....................................................25
Section 11.6     Severability.................................................25

                                   ARTICLE XII
                             TRANSFERS OF INTERESTS

Section 12.1     Restrictions on Transfers of Interests by Managing
                 Members......................................................26
Section 12.2     Restrictions on Transfers of Interests by Management
                 Members......................................................26
Section 12.3     Permitted Transfers by Management Members....................26
Section 12.4     Effect of Assignment.........................................26
Section 12.5     Overriding Provisions........................................27
Section 12.6     Involuntary Transfers........................................27
Section 12.7     Sales by First Reserve.......................................28
Section 12.8     Assignments..................................................28
Section 12.9     Substitute Members...........................................28
Section 12.10    Release of Liability.........................................29
Section 12.11    Tag-Along and Drag-Along Rights..............................29
Section 12.12    Right of First Refusal.......................................31
Section 12.13    Effect of Initial Public Offering or Change in Control.......31

                                  ARTICLE XIII

                    DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1     Dissolving Events............................................32
Section 13.2     Dissolution and Winding-Up...................................32
Section 13.3     Distributions in Cash or in Kind.............................33
Section 13.4     Termination..................................................33
Section 13.5     Claims of the Members........................................33

                                   ARTICLE XIV
                             INITIAL PUBLIC OFFERING

Section 14.1     Rights Upon an Initial Public Offering.......................33
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                                   ARTICLE XV
                                  MISCELLANEOUS

Section 15.1     Notices......................................................34
Section 15.2     Securities Act Matters.......................................35
Section 15.3     Headings.....................................................35
Section 15.4     Entire Agreement.............................................35
Section 15.5     Counterparts.................................................36
Section 15.6     Governing Law; Attorneys' Fees...............................36
Section 15.7     Waiver.......................................................36
Section 15.8     Invalidity of Provision......................................36
Section 15.9     Further Actions..............................................36
Section 15.10    Amendments...................................................37
Section 15.11    No Third Party Beneficiaries.................................37
Section 15.12    Injunctive Relief............................................37
Section 15.13    Arbitration..................................................37
Section 15.14    Power of Attorney............................................38

                                   ARTICLE XVI
                                  DEFINED TERMS

Section 16.1     Definitions..................................................39
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
    AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
                           DRESSER-RAND HOLDINGS, LLC

      This Amended and Restated Limited Liability Company Agreement of Dresser-Rand Holdings, LLC (the "Company"), effective as of October 29, 2004, is among the individuals or entities listed under the heading "Managing Members" on Schedule A hereto (each a "Managing Member"), the individuals listed under the heading "Management Members" on Schedule A hereto (each a "Management Member"), and any other Person who shall become a member of the Company in accordance with the terms of this Agreement (the "Members").

      WHEREAS, First Reserve GP IX, L.P. and First Reserve GP X, L.P. previously formed First Reserve Acquisitions LLC, a limited liability company, pursuant to the Delaware Act by entering into a Limited Liability Company Agreement, dated as of August 25, 2004 and causing to be filed a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on July 29, 2004; and

      WHEREAS, First Reserve GP IX, L.P. and First Reserve GP X, L.P. desires to admit additional members of the Company, and together with such additional members, desire to continue the Company as a limited liability company under the Delaware Act under the new name "Dresser-Rand Holdings, LLC" and to amend and restate the original Limited Liability Company Agreement in its entirety;

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby amend and restate the original Limited Liability Company Agreement in its entirety and agree as follows:

                                    ARTICLE I
                               ORGANIZATION, ETC.

      Section 1.1 Continuation. The Members hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

      Section 1.2 Company Name. The name of the Company shall be Dresser-Rand Holdings, LLC. The business of the Company may be conducted under such other names as the Managing Members may from time to time designate, provided that the Company complies with all relevant state laws relating to the use of fictitious and assumed names.

      Section 1.3 Authorized Persons. Thomas R. Denison as an authorized person within the meaning of the Delaware Act, has executed, delivered and filed the Certificate and any amendments thereto and restatements thereof with the Secretary of State of the State of Delaware. On the date hereof, his powers as an authorized person shall cease and each Managing Member shall be designated as an authorized person within the meaning of the Delaware Act. Each Managing Member may execute, deliver and file (or direct the execution, delivery and filing of) all such other certificates and documents, including amendments to or restatements of the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

      Section 1.4 Term of Company. The term of the Company commenced on the date of the initial filing of the Certificate with the Secretary of State of the State of Delaware. The Company may be terminated in accordance with the terms and provisions hereof, and shall continue unless and until dissolved as provided in Article XIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Delaware Act.

      Section 1.5 Registered Agent and Office. The Company's registered agent and office in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The Managing Members may designate another registered agent and/or registered office from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

      Section 1.6 Principal Place of Business. The principal place of business of the Company shall be located at One Lafayette Place, Greenwich, CT 06830. The location of the Company's principal place of business may be changed by the Managing Members from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

      Section 1.7 Fiscal Year; Taxable Year. The fiscal year of the Company for financial accounting purposes shall end on December 31. The taxable year of the Company for federal, state and local income tax purposes shall end on December 31.

                                   ARTICLE II
                        PURPOSE AND POWERS OF THE COMPANY

      Section 2.1 Purpose. The purposes of the Company are, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in all acts or activities as the Company deems necessary, advisable or incidental to the furtherance of the foregoing.

      Section 2.2 Powers of the Company. The Company shall have the power and authority to take any and all actions that are necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.1.

      Section 2.3 Certain Tax Matters. The Company shall not elect, and the Managing Members shall not permit the Company to elect, to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulations section 301.7701-3 or under any corresponding provision of state or local law. The Company and the Managing Members shall not permit the registration or listing of the Interests on an "established securities market," as such term is used in Treasury Regulations section 1.7704-1.

                                   ARTICLE III
                         MEMBERS AND INTERESTS GENERALLY

      Section 3.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company unless and then only to the extent that (i) this Agreement shall expressly provide therefor, (ii) such approval or consent shall be required by non-waivable provisions of the Delaware Act or (iii) the Managing Members shall determine that obtaining such approval or consent would be appropriate or desirable. The Members, as such, shall have no power to bind the Company.

      Section 3.2 Interests Generally. As of the date hereof, the Company has two authorized classes of Interests: Common Units and Profits Units (which will consist of Service Units or Exit Units as described below). Additional classes of Interests may be authorized from time to time by the Managing Members without obtaining the consent of any Member or class of Members. Except as otherwise provided in this Article III, Interests in a particular class may be issued from time to time, at such prices and on such terms as the Managing Members may determine, without obtaining the consent of any Member or class of Members.

      (a)   Common Units.

            (i) General. Subject to the provisions of Section 7.2(c), the holders of Common Units will have voting rights with respect to their Common Units as provided in Section 3.3(d) and shall have the rights with respect to profits and losses of the Company and distributions from the Company as are set forth herein.

      The number of Common Units of each Member as of any given time shall be set forth on Schedule A, as it may be updated from time to time.

            (ii) Price. The Common Units issued at the time of and in connection with the Initial Capital Contribution shall have a price of $4.33 per Common Unit. As provided in Section 3.9, the price, payment terms and schedule for the Capital Contributions applicable to any other Common Unit will be determined by the Managing Members in connection with the issuance of such Common Units.

      (b)   Profits Units.

            (i)   General. The Company will have two sub-classes of Profits
      Units: Service Units and Exit Units. There shall be one initial tranche of Service Units and five initial tranches of Exit Units (the sole difference among the Exit Unit tranches being the vesting terms indicated in Section 7.l(a)). Additional tranches of Service Units or Exit Units may be authorized from time to time by the Managing Members. Subject to the provisions of Section 7.2(c), the holders of Profits Units will have voting rights with respect to their Profits Units as provided in Section 3.3(d) and shall have the rights with respect to profits and losses of the Company and distributions from the Company as are set forth herein, provided that (i) additional terms and conditions applicable to a Profits Unit may be established by the Managing Members in connection with the issuance of such Profits Unit and (ii) Profits Units shall be subject to vesting and other terms and conditions (including the applicable Benchmark Amount) set forth in Article VII. The number and type of Profits Units issued to a Management Member as of any given time shall be set forth on Schedule A, as it may be updated from time to time.

            (ii) Price. The holders of Profits Units are not required to make any Capital Contribution to the Company in exchange for their Profits Units, it being recognized that such Interests shall be issued only to Management Members who own Common Units and shall be issued in consideration of services provided to or for the benefit of the Company.

      Section 3.3 Meetings of Members.

      (a) Meetings; Notice of Meeting. Meetings of the Members, including any special meeting, may be called by the Managing Members from time to time. Notice of any such meeting shall be given to all Members not less than five nor more than 30 business days prior to the date of such meeting and shall state the location, date and hour of the meeting and, in the case of a special meeting, the nature of the business to be transacted. Meetings shall be held at the location (within or without the State of Delaware) at the date and hour set forth in the notice of the meeting.

      (b) Waiver of Notice. No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      (c) Quorum. Except as otherwise required by applicable law or by the Certificate, the presence in person or by proxy of the holders of record of a Majority in Interest shall constitute a quorum for the transaction of business at such meeting.

      (d) Voting. If the Managing Members have fixed a record date, every holder of record of Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members as of such date shall be entitled to one vote for each such Unit outstanding in such Member's name at the close of business on such record date. If no record date has been so fixed, then every holder of record of such Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each Unit outstanding in his name on the close of business on the day next preceding the day on which notice of the meeting is given or the first consent in respect of the applicable action is executed and delivered to the Company, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by applicable law, the Certificate or this Agreement, the vote of a majority of the Units entitled to vote represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

      (e) Proxies. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or such Member's attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it unless otherwise provided in such proxy, provided that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

      (f) Organization. Each meeting of Members shall be conducted by such Person as the Managing Members may designate.

      (g) Action Without a Meeting. Unless otherwise expressly provided in this Agreement, any action that may be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by a Majority in Interest. Within 30 days of the taking of such action without a meeting by less than unanimous written consent, the Managing Members shall make a good faith attempt to deliver notice of the taking of the action to those Members who have not consented in writing.

      Section 3.4 Business Transactions of a Member with the Company. Subject to the prior approval of the Managing Members, a Member may lend money to, borrow money from, act as surety or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, or transact any other business with the Company.

      Section 3.5 No Cessation of Membership upon Bankruptcy. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in Section 18-304 of the Delaware Act.

      Section 3.6 Noncompetition; Confidentiality and Nonsolicitation. The covenants and restrictions contained in this Section 3.6 shall be in addition to and not in lieu of any covenants or restrictions applying to any Management Member pursuant to any employment, severance or services agreement between such Management Member and the Company or any of its subsidiaries. At or after the time a Management Member becomes a Member, the Managing Members may agree with such Management Member that the provisions of this Section 3.6 shall be modified or made inapplicable, on such terms as the Managing Members and such Management Member may agree.

      (a)   Certain Acknowledgements and Understandings.

            (i) Each Management Member acknowledges that: (A) the business of the Company is intensely competitive and such Management Member's provision of services to or for the benefit of the Company will require such Management Member to have access to and knowledge of confidential information of the Company, including, but not limited to, formulae, manufacturing processes, distribution systems, research and development methods and techniques, the identity of the Company's customers, the identity of the representatives of customers with whom the Company has dealt, the kinds of services provided by the Company to customers and offered to be performed for potential customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, customer maintenance listings, computer software applications and other programs, personnel information and trade secrets ("Confidential Information"); (B) the direct or indirect disclosure of any such Confidential Information would place the Company at a competitive disadvantage and would do damage, monetary or otherwise, to the Company's business; (C) the engaging by such Management Member in any of the activities prohibited by this Section 3.6 may constitute improper appropriation and/or use of such information and trade secrets; and (D) the Confidential Information constitutes a protectible business interest of the Company; provided that Confidential Information shall not include information that (I) was publicly available before the date hereof, (II) was known by such Management Member from a source other than in connection with his provision of services to or for the benefit of the Company, (III) is acquired by such Management Member from a third party who or that was not subject to any restrictions as to its disclosure,
      (IV) becomes publicly available subsequent to the date hereof, other than as a result of an action by such Management Member, or (V) constitutes U.S. federal income tax treatment or tax structure of the Company (including transactions undertaken by the Company) and all materials of any kind (including opinions or other tax analyses) that are provided to such Management Member relating to such tax treatment and tax structure.

            (ii) Each Management Member further acknowledges that: (A) the market for the Company's business extends throughout the United States and the rest of the world, and that such Management Member, individually and through the Company, is among a limited number of people engaged in the Company's business on a nationwide and global basis; (B) the restrictive covenants and the other agreements contained herein are an essential part of this Agreement; and (C) such Management Member has been, or has had the opportunity to be, fully advised by counsel in connection with the negotiation, preparation, execution and delivery of this Agreement.

            (iii) For purposes of this Section 3.6, with respect to a Management Member, the "business of the Company" means, except as otherwise provided herein, the businesses conducted by the Company and its direct or indirect subsidiaries, including, but not limited to Dresser-Rand, Inc., during the period the Executive provides services to or for the benefit of the Company.

            (iv) A Management Member's registered or beneficial ownership of up to five percent of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, shall not constitute a violation of any of the provisions of this
      Section 3.6, provided that such Management Member does not actively participate in the business of such corporation during the period to which the provisions of this Section 3.6 apply.

      (b) Noncompetition. During the period a Management Member whose Capital Commitment equals or exceeds $100,000 provides services to or for the benefit of the Company and for two years thereafter, such Management Member shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, for such Management Member's benefit or for the benefit of any other Person, engage in, or otherwise be employed by or act as a consultant or lender to, or be a director, officer, employee, principal, licensor, trustee, broker, agent, stockholder, member, owner, joint venturer or partner of, any business or organization anywhere in the world that directly competes with the business of the Company as the same shall be constituted at any time during, or as to which the Company had specific plans known to such Management Member to engage in during or following, the term of such Management Member's provision of services to or for the benefit of the Company.

      (c) Non-Solicitation of Employees. During the period a Management Member provides services to or for the benefit of the Company and for two years thereafter (the "Restriction Period"), a Management Member shall not, directly or indirectly, in any city, town, county, parish or other municipality in any state of the United States or anywhere else in the world where the Company or any of its direct or indirect subsidiaries (including, but not limited to, Dresser-Rand, Inc.) has business operations, for such Management Member's benefit or for the benefit of any other Person, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, solicit the employment or services of, or hire, any person who to the knowledge of such Management Member is employed by or is a consultant to the Company or any of its direct or indirect subsidiaries (including, but not limited to, Dresser-Rand, Inc.) as of the date of such Management Member's termination or within the preceding six months, unless such person is not an employee of, or a consultant to, the Company at the time of such solicitation by the Executive and was not been an employee of, or consultant to the Company for six months prior thereto.

      (d) Non-Solicitation of Customers or Potential Customers. During the Restriction Period, a Management Member shall not, directly or indirectly, in any city, town, county, parish or other municipality in any state of the United States or anywhere else in the world where the Company or any of its direct or indirect subsidiaries (including, but not limited to, Dresser-Rand, Inc.) has business operations, for such Management Member's benefit or for the benefit of any other Person, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity:

            (i) solicit business directly competitive with the business of the Company from any customer of the business of the Company as of the date such Management Member ceases to provide services to or for the benefit of the Company; or

            (ii) solicit business directly competitive with the business of the Company from any potential customer of the business of the Company that, to the knowledge of such Management Member, within six months before such Management Member's termination, either (A) has been the subject of a written or oral bid, offer or proposal by the Company or any of its direct or indirect subsidiaries (including, but not limited, to Dresser-Rand, Inc.) or (B) to which the Company or any of its direct or indirect subsidiaries (including, but not limited, to Dresser-Rand, Inc.) has undertaken substantial preparation towards making such a bid, proposal or offer.

      (e) Confidentiality. While a Management Member provides services to or for the benefit of the Company and at all times thereafter, such Management Member shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Confidential Information, other than in the proper performance of his or her duties to or for the benefit of the Company, or as required by a court of competent jurisdiction or other administrative or legislative body; provided that, in such event, such Management Member shall promptly notify the Company so that the Company may seek a protective order or other appropriate remedy. If reasonably practicable, a Management Member shall notify the Company prior to disclosing any Confidential Information to a court or other administrative or legislative body. A Management Member shall return all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Company at any time upon request by the Company and upon the termination of his or her provision of services to or for the benefit of the Company for any reason.

      (f)   Remedies.

            (i) Forfeiture; Obligation to Repay. If a Management Member breaches any of such Management Member's obligations contained in this
      Section 3.6, without limiting any other remedies the Company may have (including those provided for in Section 3.6(f)(ii)), (A) any Profits Units held by such Managing Member shall be immediately forfeited and (B) such Management Member shall be obligated to repay to the Company immediately upon demand by the Company any amounts distributed with respect to such Management Member's Profits Units at any time within the preceding two-year period.

            (ii) Injunctive Relief with Respect to Covenants. Each Management Member acknowledges and agrees that the covenants and obligations of such Management Member with respect to noncompetition (if any), nonsolicitation and confidentiality herein relate to special, unique and extraordinary matters and that a violation or threatened violation of any of the terms of such covenants or obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Each Management Member agrees, to the fullest extent permitted by applicable law, that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining such Management Member from committing any violation of the covenants or obligations contained in this Section 3.6. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity or as provided in Section 3.6(f)(i). In connection with the foregoing provisions of this Section 3.6, each Management Member represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him.

      Section 3.7 "Blue Pencil". It is expressly understood and agreed that although each Management Member and the Company consider the restrictions contained in this Section 3.6 to be reasonable, if a final determination is made by an arbitrator to whom the parties have assigned the matter or a court of competent jurisdiction that any restriction contained in this Agreement is an unenforceable restriction against any Management Member, the provisions of this Agreement shall not be rendered void but shall be reformed to apply as to such maximum time and to such maximum extent as such arbitrator or court may determine or indicate to be enforceable. Alternatively, if such arbitrator or court finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be reformed so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

      Section 3.8 Other Business for Managing Members and First Reserve. Any Managing Member, First Reserve Affiliate or other Affiliate of any Managing Member may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any of its subsidiaries, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company or any of its subsidiaries, shall not be deemed wrongful or improper. No Managing Member, First Reserve Affiliate, or other Affiliate of any Managing Member shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Managing Member, First Reserve Affiliate, or other Affiliate of any Managing Member shall have the right to take for such Person's own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

      Section 3.9 Additional Members.

      (a) Admission. Upon the approval of the Managing Members, the Company may admit one or more additional Members (each an "Additional Member"), including additional Management Members to the Company, to be treated as a "Member" or one of the "Members" for all purposes hereunder. Each Person shall be admitted as an Additional Member at the time such Person (i) executes a joinder agreement to this

Agreement, (ii) complies with the applicable resolution, if any, with respect to such admission and (iii) is named as a Member in Schedule A hereto. The Managing Members are authorized to amend Schedule A to reflect any issuance of Units and any such admission and any actions pursuant to Section 3.9(b) below.

      (b) Rights of Additional Members. Upon the admission of an Additional Member, the Managing Members shall:

            (i) determine the Capital Contribution (if any) of such Additional Member and the time or times at which such Capital Contribution shall be contributed to the Company;

            (ii) determine the number of Units to be granted to such Additional Member and whether such Units shall be Common Units, Profits Units or Units of an additional class of Interests authorized by the Managing Members, and in the case of any Profits Units, the applicable Benchmark Amount and terms thereof, and in the case of Common Units, the price to be paid therefor;

            (iii) determine if such Additional Member will be a Management Member or a Managing Member or a member of a class holding such rights and obligations as the Managing Members may specify; and

            (iv)  amend Schedule A to reflect the actions taken pursuant to this
      Section 3.9.

                                   ARTICLE IV
                                   MANAGEMENT

      Section 4.1 The Managing Members. The business and affairs of the Company shall be managed by the Managing Members. The Managing Members shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as they deem necessary or appropriate to accomplish the purposes of the Company as set forth herein, including, but not limited to, to exercise all of the powers of the Company set forth in Section
2.2 of this Agreement. Each Managing Member is hereby designated as a "manager" (within the meaning of the Delaware Act) of the Company.

      Section 4.2 Action of the Managing Members. Any action, determination or judgment of the Managing Members under this Agreement shall be taken or made only with the consent of the Managing Members holding a numerical majority of the Units then held by all Managing Members. On any action that is to be voted on by the Managing Members, such action may be taken without a meeting and without a vote if a consent or consents in writing, setting forth the action to be taken, shall be signed by the Managing Members holding a numerical majority of the Units then held by all Managing Members.

      Section 4.3 Managing Members as Agents. The Managing Members, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Managing Members taken in accordance with such powers shall bind the Company.

      Section 4.4 Actions and Determinations of the Company. Any determination or action provided to be made or taken by the Company may be made or taken by the Managing Members in accordance with the terms of this Agreement.

      Section 4.5 Officers. The Managing Members may, from time to time as they deem advisable, appoint officers of the Company (the "Officers") and assign such officers titles (including, but not limited to, Chief Executive Officer, President, Vice President, Secretary and Treasurer). Unless the Managing Members decide otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 4.5 may be revoked at any time by the Managing Members. Any Officer may be removed with or without cause by the Managing Members, except as otherwise provided in any services or employment agreement between such Officer and the Company.

                                    ARTICLE V
              INVESTMENT REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 5.1 Representations, Warranties and Covenants of Members.

      (a) Investment Intention and Restrictions on Disposition. Each Member represents and warrants that such Member is acquiring the Interests solely for such Member's own account for investment and not with a view to resale in connection with any distribution thereof. Each Member agrees that such Member will not, directly or indirectly, Transfer any of the Interests (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Interests) or any interest therein or any rights relating thereto or offer to Transfer, except in compliance with the Securities Act, all applicable state securities or "blue sky" laws and this Agreement, as the same shall be amended from time to time. Any attempt by a Member, directly or indirectly, to Transfer, or offer to Transfer, any Interests or any interest therein or any rights relating thereto without complying with the provisions of this Agreement, shall be void and of no effect.

      (b) Securities Laws Matters. Each Member acknowledges receipt of advice from the Company that (i) the Interests have not been registered under the Securities Act or qualified under any state securities or "blue sky" laws,
(ii) it is not anticipated that there will be any public market for the Interests, (iii) the Interests must be held indefinitely and such Member must continue to bear the economic risk of the investment in the Interests unless the Interests are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (v) when and if the Interests may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule and the provisions of this Agreement, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Interests without registration will require the availability of an exemption under the Securities Act, (vii) restrictive legends shall be placed on any certificate representing the Interests and (viii) a notation shall be made in the appropriate records of the Company indicating that the Interests are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Interests.

      (c) Ability to Bear Risk. Each Member represents and warrants that (i) such Member's financial situation is such that such Member can afford to bear the economic risk of holding the Interests for an indefinite period and (ii) such Member can afford to suffer the complete loss of such Member's investment in the Interests.

      (d) Access to Information; Sophistication; Lack of Reliance. Each Member represents and warrants that (i) such Member is familiar with the business and financial condition, properties, operations and prospects of the Company and that such Member has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the purchase of the Interests and to obtain any additional information that such Member deems necessary, (ii) such Member's knowledge and experience in financial and business matters is such that such Member is capable of evaluating the merits and risk of the investment in the Interests and (iii) such Member has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained therein. In furtherance of the foregoing, each Member represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to such Member by or on behalf of the Company, (ii) such Member has relied upon such Member's own independent appraisal and investigation, and the advice of such Member's own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and

(iii) such Member will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company. For purposes of this Section 5.l(d), the Company includes the businesses to be acquired pursuant to the Equity Purchase Agreement.

      (e) Accredited Investor. Each Member represents and warrants that such Member is either an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) or has notified the Company in writing prior to his or her acquisition of an Interest that he or she may not be such an "accredited investor." In connection with the execution of this Agreement, each Member agrees to deliver such certificates to that effect as the Managing Members may request, including attestation as to such Person's status as an "accredited investor".

      Section 5.2 Additional Representations and Warranties of Management Members. Each Management Member represents and warrants that (i) such Management Member has duly executed and delivered this Agreement, (ii) all actions required to be taken by or on behalf of the Management Member to authorize it to execute, deliver and perform its obligations under this Agreement have been taken and this Agreement constitutes such Management Member's legal, valid and binding obligation, enforceable against such Management Member in accordance with the terms hereof, (iii) if the Management Member resides in a state with a community property system, the Management Member has caused his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit A attached hereto and delivered such Spousal Waiver to the Company, (iv) the execution and delivery of this Agreement and the consummation by the Management Member of the transactions contemplated hereby in the manner contemplated hereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any applicable law, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to the Management Member or by which the Management Member or any material portion of his (or her) properties is bound, (v) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Management Member in connection with the execution and delivery of this Agreement or the performance of such Management Member's obligations hereunder and (vi) such Management Member is a resident of the state indicated as such Management Member's mailing address on Schedule A hereto.

                                   ARTICLE VI
                     CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS

      Section 6.1 Capital Accounts.

      (a) Establishment of Capital Accounts. A separate capital account (a "Capital Account") shall be established and maintained for each Member. The initial balance in each Member's Capital Account shall be zero.

      (b) Adjustments. As of the end of each Accounting Period, the balance in each Member's Capital Account shall be adjusted by (i) increasing such balance by such Member's (A) allocable share of Net Profit (allocated in accordance with Section 8.1) and (B) the amount of cash and the Fair Market Value of any property (as of the date of the contribution thereof and net of any liabilities encumbering such property) contributed to the Company by such Member during such Accounting Period, if any, and (ii) decreasing such balance by (A) the amount of cash and the Fair Market Value of any property (as of the date of the distribution thereof and net of any liabilities encumbering such property) distributed to such Member during such Accounting Period and (B) such Member's allocable share of Net Loss (allocated in accordance with Section 8.1). Each Member's Capital Account shall be further adjusted with respect to any special allocations pursuant to Section 8.2. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-l(b) and section 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

      Section 6.2 Initial Capital Contributions. On the Initial Capital Contribution Date, each of the Members shall make a cash contribution to the capital of the Company in the amount equal to such Member's Capital Commitment as set forth on Schedule A.

      Section 6.3 Additional Capital Contributions. No Member shall be required to make any capital contribution to the Company in respect of the Interests then owned by such Member in excess of such Member's Capital Commitment except (i) as may be provided pursuant to Section 3.9 in the case of an Additional Member or
(ii) as may be agreed by such Member and the Company (with the consent of the Managing Members). The provisions of this Section 6.3 are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any additional capital contributions or to cause the Managing Members to consent to the making of additional capital contributions. Members shall be deemed to have contributed such additional capital upon issuance of additional Interests equal to the cash purchase price for such Interests or, if no cash is paid or there is non-cash consideration, in the amount of the Fair Market Value of such non-cash consideration as determined by the Managing Members in good faith at or prior to issuance of such Interests.

      Section 6.4 Negative Capital Accounts. Except as required by applicable law, no Member shall be required to make up a negative balance in its Capital Account.

                                   ARTICLE VII
                  ADDITIONAL TERMS APPLICABLE TO PROFITS UNITS

      Section 7.1 Certain Terms.

      (a) Vesting. Unless otherwise agreed to by the Managing Members and a Management Member, a Management Member's Profits Units shall vest in accordance with the provisions this Section 7.l(a).

            (i) Service Units. The Service Units shall vest in five equal annual installments on each of the first through fifth anniversaries of the issuance date, subject to the Management Member's continuous provision of services to or for the benefit of the Company until the applicable vesting date. All of a Management Member's Service Units shall also vest immediately prior to the occurrence of a Change in Control.

            (ii) Exit Units. Subject to the Management Member's continuous provision of services to or for the benefit of the Company until the time of the applicable Exit Event, Management Members shall be entitled to a distribution with respect to a tranche of Exit Units in accordance with the provisions of Section 9.1 if and only if the Exit Value immediately following such Exit Event equals or exceeds the multiple of the Initial Price set forth opposite such tranche in the following table:

                    Exit Unit Tranche           Minimum Exit
                    -----------------          Value Required
                                               --------------
                           A                   2.25x the Initial Price
                           B                   2.50x the Initial Price
                           C                   2.75x the Initial Price

                    Exit Unit Tranche           Minimum Exit
                    -----------------          Value Required
                                               --------------
                           D                   3.00x the Initial Price
                           E                   3.25x the Initial Price

      Any tranche of Exit Units that does not become vested in an Exit Event that is a Change in Control shall automatically be canceled and the holder thereof will not be entitled to any distributions with respect thereto.

            (iii) Calculations. All calculations required or contemplated by this Section 7.l(a) shall be made in the sole determination of the Managing Members and shall be final and binding on the Company, each Management Member and any Person claiming by or through such Management Member.

      (b) Benchmark Amount. The Managing Members shall determine the Benchmark Amount with respect to each Profits Unit at the time such Profits Unit is issued to a Management Member, which shall be reflected on Schedule A. The Benchmark Amount with respect to Profits Units issued in connection with the Initial Capital Contribution will be $4.33.

      Section 7.2 Effects of Termination of Employment on Profits Units.

      (a) Certain Terminations of Employment. Unless otherwise determined by the Managing Members in a manner more favorable to such Management Member, if a Management Member ceases to provide services to or for the benefit of the Company as a result of a termination of such relationship by the Company or any subsidiary of the Company without Cause, by the Management Member for Good Reason or as a result of the Management Member's death or Disability, then such Member's Profits Units shall be treated as follows:

            (i) The Company (A) shall determine the amount that would be distributed to each of the Members (including all of the Management Members) if all the assets of the Company were sold for cash in an amount equal to the Fair Market Value thereof at the time of such termination and the net proceeds thereof, after payment of estimated expenses related to such sale transaction and payment of other liabilities of the Company, were distributed in a transaction that constituted a Change in Control pursuant to Section 13.2, taking into account all of the then outstanding Service Units which would be deemed to vest as a result of such deemed transaction, and such portion of the Exit Units as would be entitled to share in such distribution in accordance with the terms thereof, and
      (B) shall, using the amounts determined in the preceding clause (A), determine the amount that would be distributed to such Management Member with respect to (I) all such Management Member's Service Units that had actually vested on or before such termination in accordance with the terms thereof and, notwithstanding such Management Member's termination, such Management Member's Exit Units as may be entitled to share in such distribution in accordance with the terms thereof (such total amount, the "Aggregate Profits Unit Value") and (II) each Common Unit on a per Unit basis (the "Common Unit Value").

            (ii) All of such Member's Profits Units shall be cancelled and such Management Member (or his or her estate or beneficiary) shall receive a number of Common Units equal to the Aggregate Profits Unit Value divided by the Common Unit Value and the Managing Members shall amend Schedule A to reflect such conversion.

            (iii) The Company shall provide notice to the Management Member as promptly as reasonably practical following the Company's calculations pursuant to this Section 7.2(a) setting forth in reasonable detail such calculations. Any dispute regarding the determination of the Fair Market Value of the Company's assets shall be resolved in the manner set forth in
      Section 7.2(e).

      (b) Other Termination of Employment. Unless otherwise determined by the Managing Members in a manner more favorable to such Management Member, if the Management Member ceases to provide services to or for the benefit of the Company for any reason other than one listed in Section 7.2(a), any unvested Service Units and all Exit Units issued to such Management Member shall be cancelled upon such termination, and the Management Member's Profits Units shall be converted into Common Units applying the provisions of Section 7.2(a)(i),
Section 7.2(a)(ii), and Section 7.2(a)(iii), but after taking into account the application of the forfeiture provisions of this Section 7.2(b).

      (c) Inactive Management Members. If a Management Member ceases to provide services to or for the benefit of the Company in connection with the termination of employment of such Member for any reason, the Units held by such Member shall cease to have voting rights and such Members shall be thereafter referred to herein as an "Inactive Management Member" with only the rights of an Inactive Management Member specified herein. Notwithstanding the foregoing, except as otherwise expressly provided herein the economic rights of an Inactive Member shall be unchanged and such Inactive Management Member shall continue to be treated, for U.S. federal, state and local income tax purposes, as a Member to the extent such Inactive Management Member retains any Units following such termination, and any allocations or distributions made to such Inactive Management Member shall be deemed for tax purposes to be made to such Inactive Management Member in its capacity as a Member.

      (d) Special Distribution. If a Management Member ceases to provide services to or for the benefit of the Company in connection with the termination of employment of such Member for any reason, the Company may distribute to such Management Member, in complete liquidation of his Units, shares of the common stock of Dresser-Rand Group Inc. having a Fair Market Value equal to the Common Unit Value as of the date of the termination. Any such shares shall be subject to the Stockholders Agreement, dated as of October , 2004, among the Company, Dresser-Rand Group Inc. and the other parties thereto, as the same may be amended, modified, supplemented or restated, from time to time (the "Stockholders Agreement"), including the repurchase provisions in such agreement (it being understood that Section 4.2 of the Stockholders Agreement (or successor provision thereto) may provide for a different calculation of "Fair Market Value" under certain circumstances).

      (e) Disputes Regarding Valuation. Should any Inactive Member (the "Challenging Member") desire to challenge the determination by the Managing Members as to the Fair Market Value of the Company's assets as contemplated by
Section 7.2(a)(i), within five (5) days of receiving the notice provided for in Section 7.2(a)(iii), such Challenging Member may notify the Company that such Member wishes to challenge said determination, which notice shall include the valuation asserted by the Challenging Member, and retain Morgan Stanley & Co., Inc. (or such other investment banking firm reasonably agreed upon by the Challenging Member and the Managing Members) to determine such Fair Market Value. The investment bank selected shall be empowered solely to choose between the Fair Market Value determined by the Managing Members and the Fair Market Value asserted by the Challenging Stockholder. The decision of said investment bank shall be delivered in writing to the Managing Members not more than fourteen (14) days after its retention. The cost and expense of the investment bank shall be paid by the Company if the Management Member's asserted Fair Market Value is chosen by such investment bank, and shall be paid by the Challenging Member if the Managing Member's asserted Fair Market Value is so chosen. Failure of a Management Member to exercise its right to challenge a valuation within the time period and in the manner prescribed in this Section 7.2(e) shall be deemed to be an acceptance of the Management Member's determination of Fair Market Value.

                                  ARTICLE VIII
                                   ALLOCATIONS

      Section 8.1 Book Allocations of Net Profit and Net Loss. Except as provided in Section 8.2, Net Profit or Net Loss, as the case may be, with respect to any Accounting Period, including each item of income, gain, loss and deduction of the Company, shall be allocated among the Capital Accounts as of the end of such Accounting Period in a manner that as closely as possible gives effect to the provisions of Article IX and the other relevant provisions of this Agreement.

      Section 8.2 Special Book Allocations.

      (a) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and such adjustment, allocation or distribution causes or increases a deficit in such Member's Capital Account in excess of its obligation to make additional Capital Contributions (a "Deficit"), items of gross income and gain for such Accounting Period and each subsequent Accounting Period shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 8.2(a) shall be made only if and to the extent that such Member would have a Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.2(a) were not in this Agreement. This Section 8.2(a) is intended to comply with the qualified income offset provision of Treasury Regulations section 1.704-l(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

      (b) Partnership Minimum Gain. Except as otherwise provided in Treasury Regulations section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Accounting Period, each Member shall be specially allocated items of Company income and gain for such Accounting Period in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations section 1.704-2(g). This Section 8.2(b) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations section 1.704-2(f) and shall be interpreted consistently therewith.

      (c) Restorative Allocations. Any special allocations of items of income or gain pursuant to this Section 8.2 shall be taken into account in computing subsequent allocations pursuant to this Agreement, so that the net amount for any item so allocated and all other items allocated to each Member pursuant to this Agreement shall be equal, to the extent possible, to the net amount that would have been allocated to each Member pursuant to the provisions of this Agreement if such special allocations had not occurred.

      Section 8.3 Tax Allocations. The income, gains, losses, credits and deductions recognized by the Company shall be allocated among the Members, for U.S. federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Members' Capital Accounts. Notwithstanding the foregoing, the Managing Members shall have the power to make such allocations for U.S. federal, state and local income tax purposes as may be necessary to maintain substantial economic effect, or to insure that such allocations are in accordance with the Members' Interests, in each case within the meaning of the Code and the Treasury Regulations, it being anticipated that no Management Member or Additional

Management Member shall be allocated taxable income in excess of the amount of cash to be received by such Member or Additional Member. In accordance with section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its fair market value at the time of contribution.

                                   ARTICLE IX
                                  DISTRIBUTIONS

      Section 9.1 Distributions Generally.

      (a) The Company may make distributions to the Members and Inactive Management Members to the extent that the cash available to the Company is in excess of the reasonably anticipated needs of the business (including reserves).

      (b) Subject to Section 9.l(c), any such distributions shall be made to the Members or Inactive Management Members in proportion to the number of all Units held by each such Member as of the time of such distribution. For these purposes, Exit Units shall be deemed held by a Management Member if and to the extent that, at the time of such distribution, they are deemed eligible to share in such distribution pursuant to Section 7.l(a)(ii).

      (c) The cumulative amount of all distributions made pursuant to Section 9.l(b) in respect of any Profits Unit shall be reduced until the total amount of reductions pursuant to this Section 9.l(c) that otherwise would have been distributed in respect of such Profits Unit equals the Benchmark Amount in respect of such Profits Unit, and such amount shall instead be distributed to the holders of the Common Units and the holders of any Profits Units with respect to which the cumulative reduction as a result of this Section 9.l(c) has equaled the applicable Benchmark Amount.

      Section 9.2 Distributions In Kind. In the event of a distribution of Company property, such property shall for all purposes of this Agreement be deemed to have been sold at its Fair Market Value and the proceeds of such sale shall be deemed to have been distributed to the Members.

      Section 9.3 No Withdrawal of Capital. Except as otherwise expressly provided in Article XIII, no Member shall have the right to withdraw capital from the Company or to receive any distribution or return of such Member's Capital Contributions.

      Section 9.4 Withholding.

      (a) Each Member shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Person who is or who is deemed to be the responsible withholding agent for U.S. federal, state or local income tax purposes against all claims, liabilities and expenses of whatever nature (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result from such Person's fraud, willful misfeasance, bad faith or gross negligence) relating to such Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or as a result of such Member's participation in the Company, provided that such liability of any Member shall not exceed the sum of the balance of such Member's Capital Account, after giving effect to all adjustments hereunder, and the aggregate amount of all prior distributions made to such Member by the Company.

      (b) Notwithstanding any other provision of this Article IX, (i) each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or any of its Affiliates with respect to such Member or as a result of such Member's participation in the Company and (ii) if and to the extent that the Company shall be required to withhold or pay any such taxes (including any amounts withheld from amounts payable to the Company to the extent attributable, in the judgment of the Members, to the such Member's Interest), such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Member's Interest to the extent that the Member (or any successor to such Member's Interest) is then entitled to receive a distribution. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, such Member shall make a prompt payment to the Company of such amount.

      (c) If the Company makes a distribution in kind and such distribution is subject to withholding or other taxes payable by the Company on behalf of any Member, such Member shall make a prompt payment to the Company of the amount of such withholding or other taxes by wire transfer.

      Section 9.5 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest if such distribution would violate
Section 18-607 of the Delaware Act or other applicable law.

      Section 9.6 Tax Distributions. If the Company undergoes any transaction resulting in net taxable income to the Company's Members, the Company shall make distributions in an amount equal to such income multiplied by a reasonable tax rate determined by the Managing Members if and to the extent the Managing Members determine in their sole discretion that the Company has funds reasonably available therefor.

      Section 9.7 Transaction Costs. Any transaction costs, including transfer taxes and legal, accounting and investment banking fees incurred by the Company, First Reserve or any First Reserve Affiliate in connection with a Change in Control, Exit Event or other transaction triggering Tag-Along Rights or Drag-Along Rights shall, unless the applicable purchaser refuses, be borne by the Company in the event of a merger, consolidation or sale of assets and shall otherwise be borne by the Members on a pro rata basis based on the consideration received by each Member in such Change in Control, Exit Event or other transaction.

                                    ARTICLE X
                                BOOKS AND RECORDS

      Section 10.1 Books, Records and Financial Statements. At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company's business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's Interest, provided that the Company may maintain the confidentiality of Schedule A.

      Section 10.2 Filings of Returns and Other Writings; Tax Matters Partner.

      (a) The Company shall timely file all Company tax returns and shall timely file all other writings required by any governmental authority having jurisdiction to require such filing. Within 90 days after the end of each taxable year (or as soon as reasonably practicable thereafter), the Company shall send to each Person that was a Member at any time during such year copies of Schedule K-1, "Partner's Share of Income, Credits, Deductions, Etc.", or any successor schedule or form, with respect to such Person, together with such additional information as may be necessary for such Person to file his, her or its United States federal income tax returns.

      (b) First Reserve GP X, L.P. shall be the tax matters partner of the Company, within the meaning of section 6231 of the Code (the "Tax Matters Partner") unless a

Majority in Interest votes otherwise. Each Member hereby consents to such designation and agrees that upon the request of the Tax Matters Partner, such Member will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

      (c) Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by applicable law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Members, except to the extent arising from the bad faith, gross negligence, willful violation of law, fraud or breach of this Agreement by such Tax Matters Partner.

      (d) The provisions of this Section 10.2 shall survive the termination of the Company or the termination of any Member's Interest and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the U.S. federal income taxation of the Company or the Members.

      Section 10.3 Accounting Method. For both financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

                                   ARTICLE XI
                    LIABILITY, EXCULPATION AND INDEMNIFICATION

      Section 11.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

      Section 11.2 Exculpation. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence, willful misconduct or willful breach of this Agreement.

      Section 11.3 Elimination of Fiduciary Duties. Any duties (including fiduciary duties) of a Covered Person to the Company or to any other Covered Person that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable law, provided that (i) the foregoing shall not eliminate the obligation of each Covered Person to act in compliance with the express terms of this Agreement and
(ii) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

      Section 11.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence, willful misconduct or willful breach of this Agreement with respect to such acts or omissions; provided that any indemnity under this Section 11.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

      Section 11.5 Expenses. To the fullest extent permitted by applicable law, expenses (including, but not limited to, reasonable attorneys' fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of their duties on behalf of the Company shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified as authorized in Section 11.4.

      Section 11.6 Severability. To the fullest extent permitted by applicable law, if any portion of this Article shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person and may indemnify each employee or agent of the Company as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated.

                                   ARTICLE XII
                             TRANSFERS OF INTERESTS

      Section 12.1 Restrictions on Transfers of Interests by Managing Members. No Managing Member may Transfer any Interests including but not limited to any other Member, or by gift, or by operation of law or otherwise, other than a Transfer (a) subject to Section 12.9, to a First Reserve Affiliate or other Affiliate of the Managing Members (provided that, prior to any such transferee ceasing to be a First Reserve Affiliate or other Affiliate of a Managing Member, such transferee shall be obligated to transfer such Interests back to such Managing Member and the Managing Member shall thereupon again be subject to this Agreement) or (b) in accordance with Section 12.7 ("Sales by First Reserve").

      Section 12.2 Restrictions on Transfers of Interests by Management Members. No Management Member may Transfer any Interests including, but not limited to, to any other Member, or by gift, or by operation of law or otherwise, provided that Interests may be Transferred (a) pursuant to Section 12.3(a) ("Estate Planning Transfers, Transfers Upon Death"), (b) in accordance with Section 12.6 ("Involuntary Transfers"), (c) pursuant to Section 12.11(a) ("Tag-Along Rights"), (d) pursuant to Section 12.11(b) ("Drag-Along Rights"), (e) to First Reserve or a First Reserve Affiliate on terms accepted by First Reserve or the First Reserve Affiliate, as applicable, or (f) pursuant to the prior written approval of the Managing Members.

      Section 12.3 Permitted Transfers by Management Members.

      (a) Estate Planning Transfers; Transfers upon Death of a Management Member. (i) Interests held by Management Members may be transferred for estate-planning purposes of such Management Member, authorized by the prior written approval, which shall not be unreasonably withheld, of the Managing Members, to
(A) a trust under which the distribution of the Interests may be made only to beneficiaries who are such Management Member, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, (B) a charitable remainder trust, the income from which will be paid to such Management Member during his or her life, (C) a corporation, the shareholders of which are only such Management Member, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants or (D) a partnership or limited liability company, the partners or members of which are only such Management Member, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants. Interests may be transferred as a result of the laws of descent.

      Section 12.4 Effect of Assignment. The Company shall, from the effective date of any permitted assignment of an Interest (or part thereof), thereafter pay all further distributions on account of such Interest (or part thereof) to the assignee of such Interest (or part thereof).

      Section 12.5 Overriding Provisions.

      (a) Any Transfer in violation of this Article XII shall be null and void ab initio, and the provisions of Section 12.4 shall not apply to any such Transfers. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.

      (b)   All Transfers permitted under this Article XII are subject to this
Section 12.5 and Section 12.9.

      (c)   Any proposed Transfer by a Member pursuant to the terms of this
Article XII shall, in addition to meeting all of the other requirements of this Agreement, satisfy the following conditions: (i) the Transfer will not be effected on or through an "established securities market" or a "secondary market or the substantial equivalent thereof," as such terms are used in Treasury Regulations section 1.7704-1, and, at the request of the Managing Members, the transferor and the transferee will have each provided the Company a certificate to such effect; and (ii) the proposed transfer will not result in the Company having more than 99 Members, within the meaning of Treasury Regulations section 1.7704-1(h)(l) (determined pursuant to the rules of Treasury Regulations section 1.7704-1(h)(3)). The Managing Members may in their sole discretion waive the condition set forth in clause (ii) of this Section 12.5(c).

      (d) The Company shall promptly amend Schedule A to reflect any permitted transfers of Interests pursuant to this Article XII.

      Section 12.6 Involuntary Transfers. Except as otherwise provided in this Agreement, any Transfer of title or beneficial ownership of Interests upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Management Member (each, an "Involuntary Transfer") shall be void unless the Management Member complies with this Section
12.6 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such Interests pursuant to this Section 12.6 and the person or entity to whom such Interests have been Transferred (the "Involuntary Transferee") shall have the obligation to sell such Interests in accordance with this Section 12.6. Upon the Involuntary Transfer of any Interest, such Management Member shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the notice described in the preceding sentence, and for 60 days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Interests acquired by the Involuntary Transferee for a purchase price equal to the lesser of (i) the Fair Market Value of such Interest and (ii) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the Carrying Value of such Interests over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer.

      Section 12.7 Sales by First Reserve. At any time following the closing of the Equity Purchase Agreement, the Managing Members who are First Reserve Affiliates may sell their Interests to a third party; provided that such sale is made in compliance with the provisions of Section 12.9 and Section 12.11.

      Section 12.8 Assignments.

      (a) Assignment by the Company. The Company shall have the right to assign to First Reserve all or any portion of its rights and obligations under
Section 12.6, provided that any such assignment or assumption is accepted by First Reserve. If the Company has not exercised its right to purchase Interests pursuant to any such Section within 15 days of receipt by the Company of the letter, notice or other occurrence giving rise to such right, then First Reserve shall have the right to require the Company to assign such right. First Reserve shall have the right to assign to one or more of the Managing Members who are First Reserve Affiliates all or any of its rights to purchase Interests pursuant to this Section 12.8.

      (b) Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the Members hereto and their respective heirs, legal representatives, successors and assigns, provided that (i) any Management Member may not assign any of its rights or obligations hereunder without the consent of the Managing Members unless, in the case of a Management Member, such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 12.9 and (ii) the Managing Members may not assign any of their rights or obligations hereunder without the consent of a majority in interest of the Management Members unless such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 12.9.

      Section 12.9 Substitute Members. In the event any Management Member or Managing Member Transfers its Interest in compliance with the other provisions of this Article XII (other than Section 12.6), the transferee thereof shall have the right to become a substitute Management Member or substitute Managing Member, as the case may be, but only upon satisfaction of the following:

      (a) execution of such instruments as the Managing Members deem reasonably necessary or desirable to effect such substitution; and

      (b) acceptance and agreement in writing by the transferee of the Member's Interest to be bound by all of the terms and provisions of this Agreement and assumption of all obligations under this Agreement (including breaches hereof) applicable to the transferor and in the case of a transferee of a Management Member who resides in a state with a community property system, such transferee causes his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit A attached hereto. Upon the execution of the instrument of assumption by such transferee and, if applicable, the Spousal Waiver by the spouse of such transferee, such transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the transferor of such transferee.

      Section 12.10 Release of Liability. In the event any Member shall sell such Member's entire Interest (other than in connection with a Change in Control) in compliance with the provisions of this Agreement, including, but not limited to, pursuant to the last sentence of Section 12.6, without retaining any interest therein, directly or indirectly, then the selling Member shall, to the fullest extent permitted by applicable law, be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer, provided that no such Transfer shall relieve any Management Member of his obligations pursuant to Section 3.6 hereof and such obligations shall survive any termination of such Management Member's membership in the Company for the applicable restriction periods set forth in Section 3.6.

      Section 12.11 Tag-Along and Drag-Along Rights.

      (a) Tag-Along Rights. If at any time First Reserve proposes to Transfer Interests in the Company, other than any Transfer to a First Reserve Affiliate or other Affiliate of First Reserve, then at least thirty (30) days prior to effecting such Transfer, First Reserve shall give each Management Member written notice of such proposed Transfer. Each Management Member shall then have the right (the "Tag-Along Right"), exercisable by written notice to First Reserve, to participate pro rata in such sale by selling a pro rata portion of such Management Member's Common Units on the same terms (including with respect to representations, warranties and indemnification) as First Reserve, provided that any representations and warranties relating specifically to any Member shall only be made by that Member and any indemnification provided by the Members shall be based on the relative Interests being sold by each Member in the proposed sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the proposed purchaser and shall be limited to an amount no greater than the amount of proceeds received by such Managing Member; provided, further, that the form of consideration to be received by First Reserve or any Managing Member in connection with the proposed sale may be different from that received by the Management Members so long as the value of the consideration to be received by First

Reserve or any Managing Member is the same or less than what they would have received had they received the same form of consideration as the Management Members (as reasonably determined by the Managing Members in good faith). If First Reserve sells less than 100% of its Interests in the Company, and any Management Member exercises its rights under this Section 12.1l(a), participation "pro rata in such sale" shall be based on relative Capital Contributions unless the Managing Members deem the provisions of Article XIII operative.

      (b) Drag-Along Rights. (i) If at any time First Reserve (A) proposes to Transfer Interests in the Company, other than any Transfer to a First Reserve Affiliate or other Affiliate of First Reserve or (B) desires to effect a Change in Control, First Reserve shall have the right (the "Drag-Along Right"), upon written notice to the other Members, to require that each other Member join pro rata in such sale on the same terms (including with respect to representations, warranties and indemnification) as First Reserve, provided that any representations and warranties relating specifically to any Member shall only be made by that Member and any indemnification provided by the Members shall be based on the relative purchase price being received by each Member in the proposed sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the proposed purchaser; provided, further, that the form of consideration to be received by First Reserve or any Managing Member in connection with the proposed sale may be different from that received by the Management Members so long as the value of the consideration to be received by First Reserve or any Managing Member is the same or less than what they would have received had they received the same form of consideration as the Management Members (as reasonably determined by the Managing Members in good faith). For purposes of this Section 12.1l(b), for each Member, "joining First Reserve in such sale" shall include voting its Interests consistently with First Reserve, transferring its Interests to a corporation organized in anticipation of such sale in exchange for capital stock of such corporation, executing and delivering agreements and documents that are being executed and delivered by First Reserve and providing such other cooperation as First Reserve may reasonably request.

            (ii) Any Change in Control may be structured as an auction and may be initiated by the delivery to the Company and the other Members of a written notice that First Reserve has elected to initiate an auction sale procedure. First Reserve shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including, but not limited to, selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company and each Member shall provide assistance with respect to these actions as reasonably requested.

            (iii) If First Reserve sells less than 100% of its Interests in the Company, joining "pro rata in such sale" shall be based on relative Capital Contributions unless the Managing Members deem the provisions of
      Article XIII operative.

            (iv) If a Change in Control is structured as a sale of Interests by the Members, rather than a distribution of proceeds by the Company, the purchase agreement governing such Interest sale will have provisions therein that replicate, to the greatest extent possible, the economic result that would have been attained under Article XIII had the Change in Control been structured as a distribution of proceeds.

      Section 12.12 Right of First Refusal. If at any time a Management Member receives a bona fide offer from any person (an "Offering Party") to purchase Interests held by such Management Member (a "Purchase Offer") that such Management Member wishes to accept, the Management Member shall cause such Purchase Offer to be reduced to writing and a true copy shall be attached to a written notice from the Management Member to the Company and First Reserve given at least thirty (30) days prior to the proposed Transfer and describing in reasonable detail the proposed Transfer, including, but not limited to, the number of Interests to be Transferred, the nature of the Transfer, the consideration to be paid, the proposed closing date, and, if known, the name and address of each prospective purchaser or transferee (such notice, the "Sale Notice"). The Sale Notice shall contain an irrevocable offer to sell such Interests to the Company and First Reserve or any Managing Member at a purchase price equal to the price contained in, and on the same terms and conditions of, the Purchase Offer; provided that the Company, First Reserve or any Managing Member may pay cash to the Management Member in an amount equal to the then-current fair market value of any portion of such offer constituting non-cash consideration offered by the Offering Party in the Purchase Offer. At any time within ten (10) days after the date of receipt by the Company of the Sale Notice, the Company may elect to purchase all or any portion of the Interests covered by the Purchase Offer at the same price and on the same terms and conditions as the Purchase Offer, and at any time prior to the latest date specified for closing in the Purchase Offer. If at the end of such ten (10) day period the Company has not elected to purchase all Interests covered by such Purchase Offer, the Management Member shall redeliver the Sale Notice to First Reserve along with a statement as to the number of Interests to be purchased by the Company (if any). Within ten (10) days after receipt by First Reserve of such redistributed Sale Notice, First Reserve or any Managing Member, by providing notice to the Management Member, may elect to purchase all or part of any remaining Interests covered by the Purchase Offer at the same price and on the same terms and conditions as the Purchase Offer, at any time within the latest date specified for closing in the Purchase Offer. This Section 12.12 shall not apply to any Transfer pursuant to Section 12.3, Section 12.6 and
Section 12.11.

      Section 12.13 Effect of Initial Public Offering or Change in Control. The provisions of Section 12.2 and Section 12.12 shall cease to apply following a Change of Control. The provisions of Section 12.1, Section 12.2, Section 12.6,
Section 12.7, Section 12.11 and Section 12.12 shall cease to apply following an Initial Public Offering.

                                  ARTICLE XIII
                    DISSOLUTION, LIQUIDATION AND TERMINATION

      Section 13.1 Dissolving Events. The Company shall be dissolved and its affairs wound up in the manner hereinafter provided upon the happening of any of the following events:

      (a) the Members shall vote or agree in writing to dissolve the Company pursuant to the required votes set forth in Section 3.3(d); or

      (b) any event that under applicable law would cause the dissolution of the Company, provided that, unless required by applicable law, the Company shall not be wound up as a result of any such event and the business of the Company shall continue.

Notwithstanding the foregoing, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company under the Delaware Act shall not, in and of itself, cause the dissolution of the Company. In such event, the remaining Member(s) shall continue the business of the Company without dissolution.

      Section 13.2 Dissolution and Winding-Up. Upon the dissolution of the Company, the assets of the Company shall be liquidated or distributed under the direction of and to the extent determined by the Managing Members and the business of the Company shall be wound up. Within a reasonable time after the effective date of dissolution of the Company, the Company's assets shall be distributed in the following manner and order:

      (a) First, to creditors in satisfaction of indebtedness (other than any loans or advances that may have been made by any of the Members to the Company), whether by payment or the making of reasonable provision for payment, and the expenses of liquidation, whether by payment or the making of reasonable provision for payment, including the establishment of reasonable reserves (which may be funded by a liquidating trust) determined by the Managing Members or the liquidating trustee, as the case may be, to be reasonably necessary for the payment of the Company's expenses, liabilities and other obligations (whether fixed, conditional, unmatured or contingent);

      (b) Second, to the payment of loans or advances that may have been made by any of the Members to the Company; and

      (c) Third, to the Members in accordance with Section 9.1, taking into account any amounts previously distributed under Section 9.1.

provided that no payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full, and provided, further, that if the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amounts due to them.

      Section 13.3 Distributions in Cash or in Kind. Upon the dissolution of the Company, the Managing Members shall use all commercially reasonable efforts to liquidate all of the Company's assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 13.2, provided that if in the good faith judgment of the Managing Members, a Company asset should not be liquidated, the Managing Members shall cause the Company to allocate, on the basis of the Fair Market Value of any Company assets not sold or otherwise disposed of, any unrealized gain or loss based on such value to the Members' Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute such assets in accordance with Section 13.2 as if such Fair Market Value had been received in cash, subject to the priorities set forth in Section 13.2, and provided, further, that the Managing Members shall in good faith attempt to liquidate sufficient Company assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 13.2.

      Section 13.4 Termination. The Company shall terminate when the winding up of the Company's affairs has been completed, all of the assets of the Company have been distributed and the Certificate has been canceled, all in accordance with the Delaware Act.

      Section 13.5 Claims of the Members. The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

                                   ARTICLE XIV
                             INITIAL PUBLIC OFFERING

      Section 14.1 Rights Upon an Initial Public Offering. In connection with an Initial Public Offering, the Managing Members may, subject only to the approval of First Reserve, convert each Member's Interests through whatever type of transaction(s) the Managing Members select, into an economically equivalent number of shares of common stock or other equity interests, equity-related interests (including options), debt, or any combination thereof, in or of the successor entity to the Company organized in connection with such Initial Public Offering, provided that the Management Members shall not be treated adversely compared with the treatment of the Managing Members.

Each Managing Member who or that is a First Reserve Affiliate will have substantially similar rights with respect to the interests of the successor corporation as provided to the Company in the Stockholders Agreement at the time of the closing of the Equity Purchase Agreement, including, but not limited to, registration rights and each Management Member will have substantially similar rights as provided to a "Management Stockholder" (within the meaning of such agreement as in effect from time to time).

                                   ARTICLE XV
                                  MISCELLANEOUS

      Section 15.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

      (a)     If to the Company:

              Dresser-Rand Holdings, LLC
              c/o First Reserve Corporation
              One Lafayette Place
              Greenwich, Connecticut 06830
              Attention: Thomas R. Denison
              Telecopy No.: (203) 661-6729

              with a copy (which shall not constitute notice) to:

              Debevoise & Plimpton LLP
              919 Third Avenue
              New York, New York 10022
              Attention: David P. Mason, Esq.
              Facsimile No.: (212) 909-6836

      (b)     If to First Reserve:

              First Reserve Corporation
              One Lafayette Place
              Greenwich, Connecticut 06830
              Attention: Thomas R. Denison
              Telecopy No.: (203) 661-6729

              with a copy (which shall not constitute notice) to:

              Debevoise & Plimpton LLP
              919 Third Avenue
              New York, New York 10022
              Attention: David P. Mason, Esq.
              Facsimile No.: (212) 909-6836


      (c) If to a Member, at the address set forth opposite such Member's name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

      All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

      Section 15.2 Securities Act Matters. Each Member understands that in addition to the restrictions on transfer contained in this Agreement, he or she must bear the economic risks of his or her investment for an indefinite period because the Interests have not been registered under the Securities Act.

      Section 15.3 Headings. The headings to sections in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

      Section 15.4 Entire Agreement. This Agreement constitutes the entire agreement among the Members with respect to the subject matter hereof, and supersedes any prior agreement or understanding among them with respect to the matters referred to herein. This Agreement supersedes all prior agreements and understandings among the Members with respect to such matters. There are no representations, warranties, promises, inducements, covenants or undertakings relating to the Units, other than those expressly set forth or referred to herein.

      Section 15.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      Section 15.6 Governing Law; Attorneys' Fees. This Agreement and the rights and obligations of the Members hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof. The substantially prevailing party in any action or proceeding relating to this Agreement shall be entitled to receive an award of, and to recover from the other party or parties, any fees or expenses incurred by him, her or it (including, but not limited to, reasonable attorneys' fees and disbursements) in connection with any such action or proceeding.

      Section 15.7 Waiver. Except as may otherwise be provided by applicable law in connection with the winding-up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company's property. Waiver by any Member hereto of any breach or default by any other Member of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Members hereto or from any failure by any Member to assert its or his or her rights hereunder on any occasion or series of occasions.

      EACH MEMBER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 15.8 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

      Section 15.9 Further Actions. Each Member shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Company in connection with the continuation of the Company and the achievement of its purposes, including, but not limited to, (a) any documents that the Company deems necessary or appropriate to continue the Company as a limited liability company in all jurisdictions in which the Company or its subsidiaries conduct or plan to conduct business and
(b) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company.

         Section 15.10 Amendments. This Agreement may not be amended, modified or supplemented except by a written instrument signed by the Managing Members; provided that First Reserve may, pursuant to Section 3.9, make such modifications to this Agreement, including Schedule A, as are necessary to admit additional Members. Notwithstanding the foregoing, no amendment, modification or supplement shall adversely affect the Management Members as a class without the consent of a majority in interest (exclusive of Profits Units) of the Management Members. The Company shall notify all Members after any such amendment, modification or supplement, other than any amendments to Schedule A, as permitted herein, has taken effect.

         Section 15.11 No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

         Section 15.12 Injunctive Relief. The Units cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Members will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the Members therefore agrees that, in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Member may have. Each Member hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Member hereby consents to service of process made in accordance with Section 15.1.

      Section 15.13 Arbitration. Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, but not limited to, the validity, scope, and enforceability of this section, may at the election of any party, be solely and finally settled by arbitration conducted in New York, New York, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization and with the Expedited Procedures thereof (collectively, the "Rules"). Each of the parties hereto agrees that such arbitration shall be conducted by a single arbitrator selected in accordance with the Rules; provided that such arbitrator shall be experienced in deciding cases concerning the matter which is the subject of the dispute. Any of the parties may demand arbitration by written notice to the other and to the Arbitrator set forth in this Section 15.13 ("Demand for Arbitration"). Each of the parties agrees that if possible, the award shall be made in writing no more than 30 days following the end of the proceeding. Any award rendered by the arbitrator shall be final and binding and judgment may be entered on it in any court of competent jurisdiction. Each of the parties hereto agrees to treat as confidential the results of any arbitration (including, but not limited to, any findings of fact and/or law made by the arbitrator) and not to disclose such results to any unauthorized person. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

      Section 15.14 Power of Attorney. Each Member hereby constitutes and appoints First Reserve as his or her true and lawful representative and attorney-in-fact in his or her name, place and stead to make, execute, acknowledge, record and file the following:

      (a) any amendment to the Certificate which may be required by the laws of the State of Delaware because of:

            (i) any duly made amendment to this Agreement, or

            (ii) any change in the information contained in such Certificate, or any amendment thereto;

      (b) any other certificate or instrument which may be required to be filed by the Company under the laws of the State of Delaware or under the applicable laws of any other jurisdiction in which counsel to the Company determines that it is advisable to file;

      (c) any certificate or other instrument which First Reserve or the Managing Members deems necessary or desirable to effect a termination and dissolution of the Company which is authorized under this Agreement;

      (d) any amendments to this Agreement, duly adopted in accordance with the terms of this Agreement; and

      (e) any other instruments that First Reserve may deem necessary or desirable to carry out fully the provisions of this Agreement; provided that any action taken pursuant to this power shall not, in any way, increase the liability of the Members beyond the liability expressly set forth in this Agreement, and provided, further, that where action by the Managing Members is required, such action shall have been taken.

      Such attorney-in-fact is not by the provisions of this Section 15.13 granted any authority on behalf of the undersigned to amend this Agreement, except as provided for in this Agreement. Such power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death or incapacity of the Member granting such power of attorney.

                                   ARTICLE XVI
                                  DEFINED TERMS

      Section 16.1 Definitions.

      "Accounting Period" means, for the first Accounting Period, the period commencing on the day after the Initial Capital Contribution Date and ending on the next Adjustment Date. All succeeding Accounting Periods shall commence on the day after an Adjustment Date and end on the next Adjustment Date.

      "Additional Member" has the meaning given in Section 3.9(a).

      "Adjustment Date" means the last day of each fiscal year of the Company or any other date determined by the Managing Members, in their sole discretion, as appropriate for an interim closing of the Company's books.

      "Affiliate" means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Aggregate Profits Unit Value" has the meaning given in Section 7.2(a)(i).

      "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

      "Benchmark Amount" means the amount set with respect to a Profits Unit pursuant to Section 7.1(b).

      "Capital Account" has the meaning given in Section 6.l(a).

      "Capital Commitment" means, with respect to any Member, the amount set forth opposite the name of such Member on Schedule A hereto under the heading "Capital Commitment."

      "Capital Contribution" means, for any Member, the total amount of cash and the Fair Market Value of any property contributed to the Company by such Member.

      "Carrying Value" means with respect to any Interest purchased by the Company, the value equal to the Capital Contribution, if any, made by the selling Management

Member in respect of any such Interest less the amount of distributions made in respect of such Interest.

      "Cause" means a termination of a Management Member's employment by the Company or any subsidiary of the Company that employs such individual (or by the Company on behalf of any such subsidiary) due to such Management Member's (i) refusal or neglect to perform substantially his or her employment-related duties, (ii) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) conviction of a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment that in no way adversely affects the Company and its subsidiaries or its reputation or the ability of the Management Member to perform his or her employment-related duties or to represent the Company or any subsidiary of the Company that employs such Management Member as determined by the Managing Members in its sole discretion) or (iv) material breach of any written covenant or agreement with the Company or any of its subsidiaries not to disclose any information pertaining to the Company or such subsidiary or not to compete or interfere with the Company or such subsidiary, provided that, in the case of any Management Member who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any subsidiary, "Cause" shall have the meaning, if any, specified in such agreement.

      "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

      "Challenging Member" has the meaning given in Section 7.2(e).

      "Change in Control" means:

      (a) a transaction or series of related transactions in which any Person acquires voting equity interests in the Company representing 50% of more of the voting power of the voting equity interests (other than First Reserve Affiliates, Affiliates of the Company or other Affiliates of a Managing Member);

      (b) any merger, consolidation, amalgamation, recapitalization or similar transaction of the Company that results in any Person other than First Reserve Affiliates, Affiliates of the Company or other Affiliates of a Managing Member acquiring more than 50% of the voting power of the Company or its successor in such merger, consolidation, amalgamation, recapitalization or similar transaction;

      (c) a transaction or series of related transactions involving the sale, transfer or other disposition of all of the assets of the Company and its subsidiaries, taken as a whole, to one or more Persons or entities that are not, immediately prior to such sale, transfer or other disposition, First Reserve Affiliates, Affiliates of the Company or other Affiliates of any Managing Member.

in each case, other than an Initial Public Offering or an initial public offering of a subsidiary of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Unit" means one of a class of Interests in the Company, as described in Section 3.2(a).

      "Common Unit Value" has the meaning given in Section 7.2(a)(i).

      "Confidential Information" has the meaning given in Section 3.6(a)(i).

      "Covered Person" means a current or former Member, a First Reserve Affiliate, an Affiliate of a current or former Member, any officer, director, shareholder, partner, member, employee, representative or agent of a current or former Member or any of their respective Affiliates, or any current or former officer, employee or agent of the Company or any of its Affiliates.

      "Deficit" has the meaning given in Section 8.2(a).

      "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101, et seq., as amended from time to time.

      "Demand for Arbitration" has the meaning given in Section 15.13.

      "Disability" means any termination of a Management Member's employment under such circumstances that the Managing Members determines to qualify as a Disability for purposes of this Agreement, provided that, in the case of any Management Member who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any subsidiary, "Disability" shall have the meaning, if any, specified in such agreement.

      "Drag-Along Rights" have the meaning given in Section 12.11(b).

      "Equity Purchase Agreement" means the Equity Purchase Agreement, dated as of August 26, 2004, by and among the Company and Ingersoll-Rand Company Limited, as amended from time to time.

      "Exit Event" means a merger, consolidation, sale of Interests, sale of assets or other transaction where First Reserve receives cash, cash equivalents or marketable publicly-traded securities in exchange for all or a portion of its Units.

      "Exit Units" means a sub-class of Profits Units, as described in Section 3.2(b).

      "Exit Value" means, for each Exit Event, the product of (i) the price per First Reserve Unit received upon an Exit Event, which shall be determined assuming that all proceeds from the Exit Event are distributed in accordance with Section 13.2 and that all Profits Units are issued and outstanding at the date of the Exit Event (but excluding Profits Units (including, but not limited to, Exit Units issued hereunder) that by their terms are canceled in conjunction with the occurrence of such Exit Event) and (ii) the First Reserve Units. "Exit Value" shall be a cumulative number, such that the "Exit Value" resulting from any prior Exit Events shall be added to the "Exit Value" obtained in the current "Exit Event" in order to determine the "Exit Value" following any Exit Event.

      "Fair Market Value" means, as of any date,

      (a) for purposes of determining the value of any property contributed to or distributed or sold by the Company, (i) in the case of publicly-traded securities, the average of their last sales prices on the applicable trading exchange or quotation system on each trading day during the five trading-day period ending on such date and (ii) in the case of any other property, the fair market value of such property, as determined in good faith by the Managing Members, or

      (b) for purposes of determining the value of any Member's Interest in connection with Section 12.6 ("Involuntary Transfers") or otherwise,
            (i) the fair market value of such Interest as reflected in the most recent appraisal report prepared, at the request of the Managing Members, by an independent valuation consultant or appraiser of recognized national standing, reasonably satisfactory to First Reserve, or (ii) in the event no such appraisal exists or the date of such report is more than one year prior to the date of determination, the fair market value of such Interest as determined in good faith by the Managing Members.

      "First Reserve" means First Reserve Fund IX, L.P., and First Reserve Fund X, L.P., each a Delaware limited partnership.

      "First Reserve Affiliate" means each of First Reserve Corporation; First Reserve Fund IX, L.P.; First Reserve Fund X, L.P.; First Reserve GP IX, Inc.; First Reserve GP X, Inc.; any other investment funds managed or advised, directly or indirectly, by First

Reserve Corporation (including funds formed after the date hereof), and any subsidiaries, employees, Affiliates, or direct or indirect general partners of any of the foregoing entities.

      "Good Reason" means a termination of a Management Member's employment by the Management Member following (i) a reduction in the Management Member's annual base salary or incentive compensation opportunity (other than a reduction which is proportionate to the reductions applicable to substantially all senior executives) and (ii) a material reduction in the Management Member's duties and responsibilities, provided that, in the case of any Management Member who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any subsidiary, "Good Reason" shall have the meaning, if any, specified in such agreement.

      "Inactive Management Member" has the meaning given in Section 7.2(c).

      "Initial Capital Contribution Date" means the date of the closing pursuant to the Equity Purchase Agreement, or, for Management Members, such other date as the Managing Members designate.

      "Initial Price" means the product of (i) First Reserve's average cost per Unit of the aggregate number of Units held by First Reserve (the "First Reserve Units") times (ii) the total number of First Reserve Units.

      "Initial Public Offering" or "IPO" means the first underwritten public offering of the common stock of any corporation that is a successor to the Company to the general public through a registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (i) not less than 25% of the then outstanding shares of common stock of such successor corporation on a fully diluted basis or (ii) shares of such successor corporation that will be traded on any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System after the close of any such general public offering.

      "Interest" means a limited liability interest in the Company, which represents the interest of each Member in and to the profits and losses of the Company and such Member's right to receive distributions of the Company's assets, as set forth in this Agreement.

      "Involuntary Transfer" has the meaning given in Section 12.6.

      "Involuntary Transferee" has the meaning given in Section 12.6.

      "Managing Member" has the meaning set forth in the recitals to this Agreement.

      "Management Members" has the meaning set forth in the recitals to this Agreement. A Management Member shall be deemed not to be a "manager" within the meaning of the Delaware Act.

      "Majority in Interest" means, as of any given record date or other applicable time, the holders of a majority of the outstanding Units held by Members as of such date that are entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members.

      "Member" has the meaning set forth in the recitals to this Agreement and includes any Person admitted as an additional or substitute Member of the Company pursuant to this Agreement.

      "Net Profits" and "Net Losses" means, with respect to any Accounting Period, net income or net loss of the Company for such Accounting Period, determined in accordance with Section 703(a) of the Code, including any items that are separately stated for purposes of Section 702(a) of the Code, as determined in accordance with federal income tax accounting principles with the following adjustments:

      (a) any income of the Company that is exempt from United States federal income tax shall be included as income;

      (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as expenditures pursuant to Section 1.704-l(b)(2)(iv)(i) of the Treasury Regulations shall be treated as current expenses;

      (c) any items of income, gain, loss or deduction specially allocated pursuant to this Agreement, including pursuant to Section 8.2, shall be excluded from the determination of Net Profit and Net Loss; and

      (d) treating as an item of gain (loss) the excess (deficit), if any, of the gross fair market value of property distributed in such Accounting Period over (under) the amount at which such property was carried on the books of the Company.

      "Offering Party" has the meaning given in Section 12.12.

      "Officers" has the meaning given in Section 4.5

      "Partnership Minimum Gain" has the meaning set forth in sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

      "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

      "Profits Units" means either Service or Exit Units, as described in
Section 3.2(b).

      "Purchase Offer" has the meaning given in Section 12.12.

      "Restriction Period" has the meaning given in Section 3.6(c).

      "Rules" has the meaning given in Section 15.13.

      "Sale Notice" has the meaning given in Section 12.12.

      "Securities Act" means the Securities Act of 1933 as amended from time to time.

      "Service Units" means a sub-class of Profits Units, as described in
Section 3.2 and Section 7.1.

      "Stockholders Agreement" has the meaning given in Section 7.2(d).

      "Tag-Along Right" has the meaning given in Section 12.1l(a).

      "Tax Matters Partner" has the meaning given in Section 10.2(b).

      "Third Party" means, in respect of any Transfer, one or more Persons other than the Company, a First Reserve Affiliate, any Member, or any of their respective Affiliates.

      "Transfer" means to directly or indirectly transfer, sell, assign, pledge, hypothecate or otherwise dispose of.

      "Treasury Regulations" means the Regulations of the Treasury Department of the United States issued pursuant to the Code.

      "Units" mean any class of Interests provided for herein.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                    MANAGING MEMBERS

                                    FIRST RESERVE FUND X, L.P.

                                    By: First Reserve GP X, L.P., the General
                                    Partner


                                         By: First Reserve GP X, Inc., its
                                             general partner

                                         By: /s/ Thomas R. Denison
                                             ---------------------
                                         Name:  Thomas R. Denison



                                    FIRST RESERVE FUND IX, L.P.

                                    By: First Reserve GP IX, L.P., the General
                                    Partner

                                         By: First Reserve GP IX, Inc., its
                                             general partner

                                         By: /s/ Thomas R. Denison
                                             ---------------------
                                         Name:  Thomas R. Denison